Exhibit 10.16
SECOND AMENDMENT TO
TRAVELPORT OFFICER DEFERRED COMPENSATION PLAN
WHEREAS, Travelport Inc. (the “Company”) maintains the Travelport Officer Deferred Compensation Plan (the “Plan”);
WHEREAS, in accordance with Section 10.1 of the Plan, the Company may amend the Plan at any time; and
WHEREAS, the Company desires to amend the Plan to make certain advisable amendments.
NOW, THEREFORE, the Plan is hereby amended as of January 1, 2011, as follows:
1. Section 2.8 of the Plan is hereby amended by adding the following new sentence to the end thereof:
The Election Form and any related enrollment forms may be provided under an electronic or web-based program or format as approved by the Company from time to time.
2. Section 4.1(c) of the Plan is hereby amended by adding the following new sentence to the end thereof:
“For Plan Years beginning on and after January 1, 2007, a Participant’s election to defer a percentage or dollar amount of Compensation for any Plan Year shall not apply for subsequent Plan Years, and each Participant shall be required to make an annual deferral election by completing an Election Form prior to the last day of the preceding Plan Year.”
3. Article 5 of the Plan is hereby amended to add the following new Section 5.3 to the end thereof:
“5.3 Changes to Matching and Discretionary Matching Contributions
For the avoidance of doubt, the Matching Contributions and the Discretionary Matching Contributions described in Sections 5.1 and 5.2 above are made at the sole discretion of the Employer, the Employer is not required to make Matching Contributions or Discretionary Matching Contributions for any Plan Year and, subject to Section 10.3, the Employer may change, reduce or eliminate the level of Matching Contributions or Discretionary Matching Contributions at any time or from time to time.”

4. In all other respects the Plan is hereby ratified and confirmed.

By:	/s/ Mike Adams

Name:	Mike Adams

Title:	VP, Global Benefits

Date:	12/21/10

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